UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2005
SITEWORKS BUILDING & DEVELOPMENT CO.
(Exact name of registrant as specified in its charter)

Florida	001-32528	58-2590047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2534 N. Miami Ave., Miami, Florida 33127
(Address of principal executive offices) (Zip Code)

(305) 573-9339
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

EXPLANATORY NOTE

SiteWorks Building & Development Co. (the “Company”) is filing this Amendment No. 1 (“Amendment No. 1”) to the Current Report on Form 8-K (the “Form 8-K”), which was filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2005, to revise and clarify the disclosure provided under Item 4.02 of the Form 8-K. The disclosure in this Amendment No. 1 relates to the Company’s removal of Note 12 (“Note 12”) from the Notes to its Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “Form 10-Q”), which Note 12 was inadvertently included in error. The disclosure in this Amendment No. 1 does not relate to changes to the financial information reported in the Form 10-Q.

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) The Company’s Form 10-Q, which was filed with the SEC on November 22, 2005, inadvertently included Note 12 in the Notes to Condensed Consolidated Financial Statements in error. Note 12 related to a proposed equity line transaction, which the Company had previously contemplated entering into but discontinued negotiations with respect to that matter prior to the end of the quarter ended September 30, 2005. When the error was discovered by the Company’s Chief Executive Officer on November 23, 2005, the Company immediately commenced the process of amending the Form 10-Q and notified its independent accountants of the error. The Company’s independent accountants discussed the matter with the Company’s Chief Executive Officer and agreed that Note 12 had been included in error. On December 15, 2005, the Company amended its Form 10-Q to delete Note 12.

(b) Not applicable.

(c) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2005

SITEWORKS BUILDING & DEVELOPMENT CO.

By:	/s/ C. Michael Nurse
Name: C. Michael Nurse
Title: Chief Executive Officer